JACKSON NATIONAL LIFE INSURANCE COMPANY
                    1 Corporate Way, Lansing, Michigan 48951
                                 (517) 381-5500

October 10, 2001

VIA EDGAR
Securities and Exchange Commission
450 Fifth Street, NW
Judiciary Plaza
Washington, DC  20549

Re:      Jackson National Separate Account V
         File Nos.:  333-70697 and 811-09119

Dear Sir/Madam:

We are transmitting herewith for filing through EDGAR Post-Effective Amendment No. 3 to the Registration Statement under the Securities Act of 1933 and
Amendment No. 4 under the Investment Company Act of 1940 for the above-referenced Registrant. This filing is being made pursuant to paragraph (b) of Rule 485.

If you have any questions concerning this filing, please contact me at (517) 367-4336.


Very truly yours,

/s/  Susan Rhee

Susan Rhee